UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 2, 2007

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA	94621
(Address of principal executive offices)	(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On February 2, 2007, the Compensation Committee of the Board of Directors of World Heart Corporation (the “Company”) approved forms of stock option and restricted stock award agreements to be used for future equity compensation grants under the Company’s 2006 Equity Incentive Plan (formerly known as World Heart Corporation Employee Stock Option Plan) to the directors, employees and consultants of the Company and its affiliates. Copies of these forms of agreements are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Description of Exhibit.

99.1	Form of Stock Option Grant Notice, Agreement and Notice of Exercise under World Heart Corporation 2006 Equity Incentive Plan (formerly known as World Heart Corporation Employee Stock Option Plan).
99.2	Form of Restricted Stock Award Agreement under World Heart Corporation 2006 Equity Incentive Plan (formerly known as World Heart Corporation Employee Stock Option Plan).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  February 7, 2007

WORLD HEART CORPORATION

By:	/s/ A. Richard Juelis

Name:	A. Richard Juelis
Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit.

99.1	Form of Stock Option Grant Notice, Agreement and Notice of Exercise under World Heart Corporation 2006 Equity Incentive Plan (formerly known as World Heart Corporation Employee Stock Option Plan).
99.2	Form of Restricted Stock Award Agreement under World Heart Corporation 2006 Equity Incentive Plan (formerly known as World Heart Corporation Employee Stock Option Plan).